Exhibit 23(ii)-a
                         Consent of Adams and Reese, LLP

Adams and Reese, LLP consents to the filing of its Legal Opinion relating to the Stock Purchase Agreement dated June 30, 2000 between MediQuik Services, Inc. and MiraQuest Ventures, LLC and related transactions to be filed with the SEC in conjunction with the Form 8K filing.

                                        Signed: Adams and Reese, LLP
                                        By: /s/ Mark W. Coffin
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                                        Printed Name: Mark W. Coffin
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                                        Its: Partner